U.S. SECURITIES AND EXCHANGE
                           COMMISSION WASHINGTON, D.C.
                                      20549
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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): June 9, 2006

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


   DELAWARE                      0 - 32093                91-2022980
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   (State or other               (Commission              (I.R.S.
   jurisdiction                  File Number)             Identification No.)
   of incorporation)


                          1601-B ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA 92606
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2006, the Company entered into a Confidential Settlement Agreement and Mutual Release with a former consultant, Yeffet Security Consultants, Inc., ("YSCI"), and YSCI's beneficial owner, Isaac Yeffet. The Settlement Agreement provided for a mutual reconciliation of disputes between the parties which were in binding arbitration proceedings. As part of the Settlement Agreement, YSCI released the Company from all claims to recover the $449,540,91 which YSCI was seeking for allegedly breaching a consulting agreement. YSCI also forfeited its options to purchase up to 1,000,000 shares of Company common stock.

Pursuant to the terms of the Settlement Agreement, the Company is required to make cash payments to YSCI as follows: (i) $27,000, which is payable within 15 business days following the execution of the Settlement Agreement, (ii) $36,540,91, representing accrued and unpaid services and expenses incurred in 2003, and (iii) $153,000. Excluding the amount of the above-mentioned cash payment of $27,000, all amounts are due 150 days following the execution of the Settlement Agreement together with simple interest of 8% per annum on any unpaid balance accruing from the execution of the Settlement Agreement until full payment, provided that the Company has an additional 30-day cure period to pay this debt if needed. Any unpaid amounts become immediately due upon receipt by the Company of investment in an aggregate amount greater then $2,500,000.

Pursuant to the terms of the Settlement Agreement, the Company is obligated to issue 775,000 shares (the "Settlement Shares") of the Company's common stock to Isaac Yeffet within 60 days of the execution of the Settlement Agreement. The Settlement Shares have "piggyback registration rights" obligating the Company to include the shares on the next qualifying registration statement filed by the Company with the SEC. Beginning on November 1, 2006, during each month that Isaac Yeffet cannot sell his shares pursuant to an effective registration statement or pursuant to Rule 144, Mr. Yeffet may require the Company to repurchase up to $20,000 in Settlement Shares per month at a price per share of $0.33.

In the event the Company breaches its obligations of the Settlement Agreement relating to the payment of money or the issuance of shares, YSCI, after providing the Company with written notice and allowing the Company with 5 business days to cure any such breach, may have the arbitrator enter a judgment for the unpaid balance of the cash payments plus the cash value of any undelivered stock (valued at $0.33 per share).

A copy of the Settlement Agreement is filed as Exhibit 10.151 to this Current Report.


Item 9.01  Financial Statements and Exhibits.


10.151 Confidential Settlement Agreement and Mutual Release, dated June 9, 2006.


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                                   SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


June 15, 2006                               By: /s/ Roger W.A. Spillmann
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(Date)                                          Name:  Roger W.A. Spillmann,
                                                President, CEO and Treasurer


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